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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Windrose Medical Properties Trust:

We consent to the incorporation by reference in the Registration Statements No. 333-108659, 333-109389, 333-112183, 333-123776 and 333-125213 on Form S-3 and
the Registration Statement No. 333-123754 on Form S-8 of Windrose Medical Properties Trust of our report dated October 21, 2005, with respect to the Group B Properties Combined Statement of Revenue in Excess of Certain Expenses for the year ended December 31, 2004, which report appears in the Form 8-K/A of Windrose Medical Properties Trust dated November 4, 2005. Our report includes a paragraph that states that the statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the revenue and expenses of the Group B Properties.

                                                 /s/ KPMG LLP

Indianapolis, Indiana
November 4, 2005

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